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                                  [LETTERHEAD]


                                POWER OF ATTORNEY
                                       FOR
                       SECURITIES AND EXCHANGE COMMISSION
                               AND RELATED FILINGS

                       -----------------------------------

Each of the undersigned Trustees of FIRSTHAND FUNDS (the "Trust") hereby appoints OMAR BILLAWALA and KEVIN LANDIS his attorneys-in-fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A and N-14 under the Investment Company Act of 1940, under the Securities Act of 1933 of the Trusts and under the laws of the states and other jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Trusts, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders or rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustees and Officers hereby execute this Power of Attorney as of this 27th day of April, 2000.



/s/ Michael Lynch
------------------------------
Michael Lynch


/s/ Jerry Wong
------------------------------
Jerry Wong


/s/ Kevin Landis
------------------------------
Kevin Landis


/s/ Yakoub Bellawala
------------------------------
Yakoub Bellawala